UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 28, 2006

SCIENTIGO, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-22969

Delaware	59-3562953
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6701 Carmel Road
Suite 205
Charlotte, NC 28226
(Address and zip code of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)                                On November 28, 2006, Cindy White, currently the President and Chief Operating Officer of the Registrant, requested and was granted by the Board of Directors a temporary personal leave of absence and stepped down as President and Chief Operating Officer during that period.  Ms. White’s leave of absence will become effective at the close of business on November 29, 2006.

Effective November 29, 2006, Mr. Harry Pettit will become Chief Executive Officer of the Registrant. He was appointed by the Board of Directors of the Registrant on November 28, 2006.

(c)                                Biographical Information. Mr. Pettit has been the President of Global Directory Solutions, LLC (“GDS”) since 2001. GDS is a company founded and led by a team of an original computerized Directory Assistance system platform that has served as the telecommunications industry standard for the past three decades. On June 8, 2006, the Registrant entered into a definitive license agreement with GDS to acquire an exclusive worldwide software license to the next generation of directory assistance technology platform owned and developed by GDS. As previously disclosed in a Form 8-K, dated June 14, 2006, filed by the Registrant, the software license agreement with GDS provided for a license to the Registrant with respect to certain software code and related intellectual property in order to sublicense and distribute the licensed technology either on a stand-alone basis or by combining licensed technology with the Registrant’s products and solutions to develop one or more integrated products. In consideration of the licenses granted, the Registrant is required to issue to GDS 181,250 shares of its common stock. In addition, the Registrant agreed to pay a cash payment of $145,000 in 14 monthly installments of $10,000 and a final payment of $5,000, provided that the Registrant’s obligation to make such payment will not commence until it completes a financing in which it receives in excess of $3,000,000. From 2002 to the first quarter of 2006, Mr. Pettit was the founder and President of Infocall, S.p.A. (“Infocall”), an Italian company that is engaged in the business of providing, among other things, directory assistance and operator services for telephone company customers and cell phone and Internet users. On July 13, 2006, the Registrant entered into a Strategic Partnership Agreement with Infocall to undertake a number of joint projects to combine their respective products and services for marketing and sale to the parties’ customers and prospects. From 1995 to 2001, Mr. Pettit was an executive of LSSiData, Inc. (“LSSi”), serving as President from 2000 to 2001 and Executive Vice President from 1995 to 1999. LSSi is a company specializing in the marketing and selling of database services to customers in the United States and in Europe. In July 2006, the Registrant entered into a Strategic Partnership Agreement with LSSi to undertake a number of joint projects to combine their respective products and services for marketing and sale to the parties’ customers and prospects. In 1994 and 1995, Mr. Pettit was the Chief Executive Officer of TSGI, the predecessor company to LSSi. During the period from 1987 to 1994, Mr. Pettit was a Vice President of Bell Atlantic International and helped to start Bell Atlantic’s international business. Prior to that, he was employed by IBM from 1957 to 1986 serving as Director of Business Development and various other executive positions. Mr. Pettit also worked as an accountant at Peat Marwick Mitchell. Mr. Pettit is 74 years old.

Mr. Pettit has extensive experience as a member of boards of directors including Sky TV — New Zealand, LSSi, GMT and Infocall.

Mr. Pettit received his Bachelor of Arts degree in Business Administration from Drexel University.

Employment Arrangements. Mr. Pettit and the Registrant are still negotiating the terms of an employment agreement. On November 28, 2006, the Board of Directors of the Registrant approved the grant of options to purchase 500,000 shares of common stock of the Registrant at an exercise price of $0.20, the current “ask” price per share of the Registrant’s common stock on November 28, 2006. The options shall vest as follows: 125,000 shares shall vest immediately on the date of grant; and 125,000 shares shall each vest on the first, second and third anniversaries of the date of grant. The options shall vest immediately in the event of a change of control of the Registrant.

Item 7.01 Regulation FD Disclosure

On November 29, 2006, the Registrant issued a press release regarding the events described in Section 5.02 of this Current Report.  A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements And Exhibits

(c)                        Exhibit

The following exhibit is filed or furnished herewith:

10.1	Software License Agreement, dated as of June 8, 2006, between Global Directory Solutions, LLC and the Registrant.
99.1	Press Release dated November 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIGO, INC.

By:	/s/ Cindy White
	Name:	Cindy White
	Title:	President and Chief Operating Officer
	Date:	November 29, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Software License Agreement, dated as of June 8, 2006, between Global Directory Solutions, LLC and the Registrant.
99.1	Press Release dated November 29, 2006